WORLD SURVEILLANCE GROUP CLOSES ADDITIONAL
FINANCING

Proceeds To Be Used to Develop and Test UAVs and To Capitalize on Market
Opportunities Related to the Acquisition of Global Telesat

KENNEDY SPACE CENTER, FL – June 2, 2011 (Marketwire) – World Surveillance Group Inc. (OTCBB: WSGI), a developer of lighter-than-air unmanned aerial vehicles (“UAVs”) and related technologies, announced today that it has closed on a financing of approximately $600,000. WSGI plans to use the proceeds for continued research, development and testing of our Argus One and other UAVs, as well as for the pursuit of market opportunities resulting from our recent acquisition of Global Telesat Corp. (“GTC”).  This second round of financing follows a recent $1.1 million financing of the Company and is on the same terms as the prior round.

President and CEO Glenn Estrella stated “With the additional financial resources, we intend to accelerate the development and commercialization of our airships while also aggressively pursuing the market opportunities resulting from our recent acquisition of GTC.  We are actively working with GTC and our dedicated partners to integrate the companies and product lines to capitalize on the synergies provided by the acquisition.   We are focused on profitable revenue growth in all lines of our business.”

Chairman Michael K. Clark added “We intend to continue to capitalize our Company so that adequate resources are available to take advantage of strategic product and market opportunities. We look forward to executing our strategic and financial plans in order to overcome past challenges and build a valuable enterprise for our shareholders.”

About World Surveillance Group Inc.

World Surveillance Group Inc. (OTCBB: WSGI) designs, develops, markets and sells autonomous, lighter-than-air UAVs capable of carrying payloads that provide persistent security and/or wireless communications solutions at low, mid, and high altitudes.  WSGI’s airships, when integrated with electronics systems and other high technology payloads, are designed for use by government-related and commercial entities that require real-time intelligence, surveillance and reconnaissance or communications support for military, homeland defense, border control, drug interdiction, natural disaster relief and maritime missions.

WSGI’s wholly owned subsidiary, Global Telesat Corp., provides satellite airtime and tracking services to the U.S. government and defense industry end users and resells airtime and equipment from leading satellite network providers such as Globalstar, Inmarsat, Iridium and Thuraya. GTC specializes in satellite tracking services using the Globalstar satellite network and owns a number of network infrastructure devices containing the signal processing technology that powers the Globalstar Simplex Data Service. GTC’s equipment is installed in various ground stations across Africa, Asia, Australia, Europe and South America.

For more information regarding WSGI, please visit www.wsgi.com, or view our reports and filings with the Securities and Exchange Commission on http://www.sec.gov.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the use of any proceeds from the financing, the synergies, benefits or opportunities that may result from the GTC acquisition, the ability to integrate the products or operations of GTC and the Company, the ability to capitalize on commercial demand for satellite based tracking products or accelerate the combined Company’s access to the global surveillance and communications market or any other market, the size or growth of any market, the ability of the combined entity to leverage relationships with the U.S. Government or other customers to attain contracts or increase revenues, the ability of the Company to expand the combined Company’s product strategy, the advancement, development or commercialization of the combined Company’s products or its ability to accelerate the foregoing, the timing or results of any development or testing of the combined Company’s products, and the revenues, cash flows and financial condition of GTC in any future period.  Forward-looking statements also include the Company's ability to execute its business plan, achieve commercial success or growth in its businesses or to accomplish its strategic goals, the capabilities of the combined Company's products, the Company’s ability to capitalize on any future market or acquisition opportunities, grow the business of the combined Company, or to enhance shareholder value, and the Company’s ability to resolve historic issues or settle any pending or threatened litigation or claims . The words "forecast," "project," "intend," "expect," “plan, ” "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Contact:	World Surveillance Group Inc.
321-452-3545

Barbara M. Johnson
investors@wsgi.com